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                          MEDICAL DEVICE ALLIANCE INC.


                                  EXHIBIT 10.31




                                NOTICE OF MERGER
                                     BETWEEN
                             PARALLAX MEDICAL, INC.
                                      INTO
                               PX ACQUISTION CORP.
                          A WHOLLY-OWNED SUBSIDIARY OF
                          MEDICAL DEVICE ALLIANCE INC.;



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                               NOTICE OF MERGER OF

                             PARALLAX MEDICAL, INC.

                                 A SUBSIDIARY OF

                             MEDICAL DEVICE ALLIANCE

                                      INTO

                              PX ACQUISITION CORP.


Holders of Shares of Capital Stock
of Parallax Medical, Inc.

MERGER NOTIFICATION

        Notice is hereby given that on September 21, 1998, effective upon the filing of a Certificate of Merger with the office of the Secretary of State of the State of Delaware, Parallax Medical, Inc., a Delaware corporation (the "Company") merged (the "Merger") with and into PX Acquisition Corp., a Delaware corporation ("Merger Sub") and wholly-owned subsidiary of Medical Device Alliance, Inc., a Nevada corporation ("Parent"). ALL NECESSARY CORPORATE ACTION TO APPROVE THE MERGER HAS BEEN TAKEN. Accordingly, under applicable Delaware law, no further action is required of the Company's shareholders and the Merger is effective.

        Under the terms and conditions of an Agreement and Plan of Merger between the Company, Parent and Merger Sub, pursuant to which the Merger is being accomplished:

        o Preferred Stock. All holders of record of the shares of Preferred Stock of the Company converted such shares into Common Stock of the Company prior to the Merger.

        o Common Stock. Holders of record of the shares of Common Stock of the Company are entitled, as a result of the Merger, to receive .077949214 shares (the "Exchange Rate") of Series B Convertible Preferred Stock of Parent for each share of Common Stock held, upon the surrender of their certificates representing such shares.

        o Stock Options and Warrants. Outstanding stock options and warrants of the Company shall be assumed by Parent with each such option or warrant being exercisable (i) solely for shares of Parent's Common Stock, (ii) in an amount equal to the number of shares of Common Stock subject to such option or warrant immediately prior to the Merger multiplied by the Exchange Ratio, and (iii) the per share exercise price that such option or warrant will be


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                adjusted by dividing the per share exercise price under each such option or warrant immediately prior to the Merger by the Exchange Ratio for each Company stock option or warrant held, upon the surrender of their instruments representing such options or warrants.

        All of the Company's outstanding shares of all classes of stock and options and warrants (collectively, the "Company Securities") have been canceled as a result and by virtue of the Merger, and each holder of Company Securities ("Securityholder") no longer has any rights with respect to such Company Securities other than a right as a former Securityholder of the Company to receive the securities specified above for each of their Company Securities.

EXCHANGE PROCEDURE

        In order to exchange the Company Securities held by you, you must deliver or mail your original certificates representing such Company Securities, together with the enclosed Letter of Transmittal, duly and properly completed and signed, and any other documents required by such Letter of Transmittal, to Nida & Maloney, P.C., counsel to Parent, as follows:

             By Mail:                      By Hand or Overnight Courier:

       Nida & Maloney, P.C.                     Nida & Maloney, P.C.
        800 Anacapa Street                       800 Anacapa Street
      Santa Barbara, CA 93101                 Santa Barbara, CA 93101
        Attn: Noelle Tepas                       Attn: Noelle Tepas
     Telephone: (805) 568-1151               Telephone: (805) 568-1151
     Facsimile: (805) 568-1955               Facsimile: (805) 568-1955

        Please read and follow carefully the instructions contained in the Letter of Transmittal. A return envelope for your certificates and the Letter of Transmittal is enclosed for your convenience.

        The method of delivery of all documents is at the option and risk of the Securityholder. If delivery is by mail, it is recommended that such delivery be by registered mail with return receipt requested, properly insured. Delivery will be deemed made only when actually received by Nida & Maloney, P.C.

        You should note that no exchange will be made until you surrender the stock certificate(s) representing the Company Securities to Nida & Maloney, P.C. If any certificate(s) or instrument(s) representing Company Securities has been lost, stolen, or destroyed, notify Nida & Maloney, P.C. promptly at the address specified above.

        If you have any questions concerning the instructions for surrendering the Company Securities, please call Nida & Maloney, P.C. at (805) 568-1151.